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                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

 Filed by the Registrant [X]

 Filed by a Party other than the Registrant [ ]

 Check the appropriate box:

 [ ] Preliminary Proxy Statement
 [ ] Confidential, For Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
 [ ] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [X] Soliciting Material Pursuant to Section 240.14a-12

                           TRANSOCEAN SEDCO FOREX INC.
                          ----------------------------
                (Name of Registrant as Specified In Its Charter)
                          ----------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transactions:
      (5)  Total fee paid.

 -----
 [ ] Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:



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Transocean Sedco Forex Inc. ("TSF") and certain other persons named below may be deemed to be participants in the solicitation of proxies in respect of the proposed merger (the "Merger") of TSF Delaware Inc., a Delaware corporation and an indirect wholly owned subsidiary of TSF ("Merger Sub"), with and into R & B Falcon Corporation ("R & B Falcon"), and the issuance of ordinary shares, par value $.01 per share, of TSF, in connection therewith, pursuant to the Agreement and Plan of Merger, dated as of August 19, 2000, by and among TSF, Merger Sub, Transocean Holdings Inc., a Delaware corporation and a direct wholly owned subsidiary of TSF, and R & B Falcon. The participants in this solicitation may include the directors of TSF (Victor E. Grijalva (Chairman of the Board of Directors), J. Michael Talbert, Richard D. Kinder, Ronald L. Kuehn, Jr., Arthur Lindenauer, Martin B. McNamara, Roberto Monti, Alain Roger, Kristian Siem, and Ian C. Strachan); and the following officers of TSF: J. Michael Talbert (President and Chief Executive Officer), Jean P. Cahuzac (Executive Vice President and President, Europe, Middle East and Africa), W. Dennis Heagney (Executive Vice President and President, Asia and Americas), Jon C. Cole (Executive Vice President, Marketing), Robert L. Long (Executive Vice President, Chief Financial Officer and Treasurer), Donald R. Ray (Senior Vice President, Technical Services), Eric B. Brown (Vice President, General Counsel and Secretary), Barbara S. Koucouthakis (Vice President and Chief Information Officer), David Mullen (Vice President, Human Resources), Ricardo Rosa (Vice President and Controller), and Brian C. Voegele (Vice President, Finance). As of the date of this communication, none of the foregoing participants beneficially own individually in excess of 1% of TSF's outstanding ordinary shares. In addition, as of the date of this communication, the participants, in the aggregate, beneficially own less than 1% of TSF's outstanding ordinary shares.